EXHIBIT 99
                                                                      ----------

              MASTR ASSET SECURITIZATION TRUST SERIES 2002-7 (GP2)
                           WHOLE LOAN 30YR FIXED-RATE

Deal Size                                                 $500mm approx.

GWAC                                                      6.650% +/-10bps

WAM                                                          357 +/- 2 months

California                                                   50% max

Avg Loan Balance                                           $475K approx.

WA LTV                                                    70.00% approx.

Loan Purpose:           Cash-Out Refi                      25.0% approx.

Property Type:          SF/ PUD                            85.0% approx.

Doc Type:               Full / Alt                         80.0% approx.

Occupancy:              Primary                            95.0% approx.

WA FICO                                                      730 approx.

AAA Ratings                                          2 of 3 (S&P, Moodys. Fitch)

Estimated Subordination Level                              3.25% approx.

Pricing Speed                                               300% PSA

Settlement Date                                         10/30/02

Depositor                                       Mortgage Asset Securitization
                                                   Transactions, Inc.
Master Servicer/Bond Administrator              Wells Fargo Bank Minnesota, NA


                            All numbers approximate.
                   All tranches subject to 10% size variance.

                                      abcd

The information herein has been provided solely by UBS Warburg LLC. Neither the issuer of certificates nor any of its affiliates makes any representation as to the accuracy or completeness of the information herein. The information herein is preliminary, and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the Securities and Exchange Commission. The information contained herein will be superseded by the description of the mortgage loans contained and/or incorporated by reference in the Prospectus Supplement relating to the Certificates and supersedes all information contained in any collateral term sheets relating to the mortgage pool previously provided by UBS Warburg LLC.